    As filed with the Securities and Exchange Commission on August 3, 2000
                                                     Registration No. 333-78279
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              ___________________

                         POST EFFECTIVE AMENDMENT NO.3
                                  ON FORM S-8
                      TO FORM S-4 REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933*
                              ___________________

                          LOCKHEED MARTIN CORPORATION
            (Exact name of registrant as specified in its charter)
                              ___________________

         Maryland                                             52-11893632
  (State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                           Identification No.)

                             6801 Rockledge Drive
                           Bethesda, Maryland 20817
                                (301) 897-6000
                   (Address of principal executive offices)

              COMSAT Corporation Savings and Profit-Sharing Plan

                           (Full title of the plan)
                                ______________

                           Marian S. Block, Esquire
                 Vice President and Associate General Counsel
                          Lockheed Martin Corporation
                             6801 Rockledge Drive
                           Bethesda, Maryland  20817
                                (301) 897-6000

   (Name and address and telephone number, including area code, of agent for service)

                              ___________________

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------
                                                  Proposed       Proposed
                                                  Maximum        Maximum
Title of                        Amount            offering       aggregate     Amount of
securities                      to be             price          offering      registration
to be registered              registered          per share      price         fee
-------------------------------------------------------------------------------------------

Common Stock
$1.00 par value          500,000 shares/(1)(2)/   $32.56/(2)/    $/(3)/        $/(3)/

Interests in the Plan    -----                    -----          -----         ------
-------------------------------------------------------------------------------------------

/(1)/ This Registration Statement covers, in addition to the number of shares of Common Stock stated above, and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate number of plan interests to be offered or sold pursuant to the COMSAT Corporation Savings and Profit-Sharing Plan (the "Plan") by reason of certain events specified in the Plan.

/(2)/ The number of shares to be registered is based upon the number of shares of common stock, no par value, of COMSAT Corporation that were available for issuance or delivery pursuant to the Plan before the effective time of the merger (as explained in the Explanatory Note) multiplied by the exchange ratio of 1 share of common stock, par value $1.00 per share of Lockheed Martin Corporation (the "Registrant").

/(3)/ The proposed maximum offering price was calculated and the fee was previously paid in connection with the Registrant's Registration Statement on Form S-4 (No. 333-78279), declared effective on May 12, 1999.

The Exhibit Index for this Registration Statement is at page 9.

*Filed as a Post-Effective Amendment on Form S-8 to such Registration Statement pursuant to the procedure described herein - see "Explanatory Note."

                                EXPLANATORY NOTE


          Lockheed Martin Corporation ("Lockheed Martin" or the "Registrant") hereby amends its Registration Statement on Form S-4 (No. 333-78279), declared effective on May 12, 1999, as amended by Post Effective Amendment No.1 to such Registration Statement on Form S-4, declared effective on July 20, 1999 and by Post Effective Amendment No.2 to such Registration Statement on Form S-4 declared effective on August 3, 2000 (as amended, the "S-4"), by filing this Post-Effective Amendment No.3 on Form S-8 relating to up to 500,000 shares of common stock, $1.00 par value per share, of Lockheed Martin ("Lockheed Martin Common Stock"), available for issuance or delivery pursuant to the provisions of the COMSAT Corporation Savings and Profit-Sharing Plan (the "Plan") which was assumed by Lockheed Martin pursuant to the Merger Agreement defined and described below.

          Pursuant to the Agreement and Plan of Merger dated as of September 18, 1998 (the "Merger Agreement") among COMSAT Corporation, a District of Columbia corporation ("COMSAT"), Lockheed Martin and Deneb Corporation, a Delaware corporation and a wholly owned subsidiary of Lockheed Martin ("Deneb"), each share of COMSAT common stock, no par value, issued and outstanding immediately prior to the effective time of the merger described in the Merger Agreement was converted into the right to receive one share of Lockheed Martin Common Stock. At the effective time of the merger, each share of COMSAT common stock available for issuance or delivery under the Plan will convert into the equivalent number of shares of Lockheed Martin Common Stock.

          Before the merger, 500,000 shares of COMSAT common stock were available for issuance or delivery under the Plan. Lockheed Martin registered 39,342,917 shares of Lockheed Martin Common Stock on the S-4, which included the 500,000 shares of Lockheed Martin Common Stock to be available for issuance or delivery under the Plan after the effective time of the merger.

                                    PART I

                          INFORMATION REQUIRED IN THE
                           SECTION 10(a) PROSPECTUS

          The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

                         INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

          The following documents filed by the Registrant to which this Registration Statement relates with the Commission are incorporated by reference and made a part hereof:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Commission on March 9, 2000;

          (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed with the Commission on May 5, 2000;

          (c) The Registrant's Current Reports on Forms 8-K filed with the Commission on January 31, 2000, April 4, 2000, April 5, 2000, April 28, 2000, July 7, 2000, July 19, 2000, July 26, 2000 and August 2,
          2000;

          (d) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-B filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") (as amended on Form 8-B/A filed on March 9,
          1995), and any amendment or report filed for the purpose of updating such description; and

          (e) The Plan's Annual Report on Form 11-K filed with the Commission on July 26, 2000 by the COMSAT Corporation Savings and Profit-Sharing Plan.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

Item 4.   Description of Securities

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel

          The Opinion of Counsel as to the legality of the securities being registered hereby has been rendered by counsel who is a full-time employee of the Registrant. Counsel rendering such opinion is not eligible to participate in the Plan.

Item 6.   Indemnification of Directors and Officers

          The Maryland General Corporation Law authorizes Maryland corporations to limit the liability of directors and officers to the corporation or its stockholders for money damages, except (a) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or (c) in respect of certain other actions not applicable to the Registrant.

          Under the Maryland General Corporation Law, unless limited by charter, indemnification is mandatory if a director or an officer has been successful on the merits or otherwise in the defense of any proceeding by reason of his or her service as a director unless such indemnification is not otherwise permitted as described in the following sentence. Indemnification is permissive unless it is established that (a) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director had reasonable cause to believe his or her act or omission was unlawful. In addition to the foregoing, a court of appropriate jurisdiction may under certain circumstances order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding sentence or has been adjudged liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the director or officer. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of competent jurisdiction.

          Article XI of the charter of the Registrant limits the liability of directors and officers to the fullest extent permitted by the Maryland General Corporation Law. Article XI of the charter of the Registrant also authorizes the Registrant to adopt by-laws or resolutions to provide for the indemnification of directors and officers. Article VI of the By-laws of the Registrant provides for the indemnification of the Registrant's directors and officers to the fullest extent permitted by the Maryland General Corporation Law. In addition, the Registrant's directors and officers are covered by certain insurance policies maintained by the Registrant.

Item 7.   Exemption from Registration Claimed

          Not Applicable.

Item 8.   Exhibits

          See the attached Exhibit Index at page 9.

Item 9.   Undertakings

      (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that subparagraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland.

                                   LOCKHEED MARTIN CORPORATION


Date: August 3, 2000               /s/ Marian S. Block
      -----------------            -------------------
                                   By:  Marian S. Block
                                   Vice President and Associate General Counsel


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

         Signature                            Title                             Date
         ---------                            -----                             ----
/s/ Vance D. Coffman             Chairman of the Board, and Chief           July 20, 2000
--------------------------       Executive Officer and Director
Vance D. Coffman*                (Principal Executive Officer)


/s/ Robert J. Stevens            Executive Vice President and Chief         July 20, 2000
---------------------------      Financial Officer (Principal Financial
Robert J. Stevens*               Officer)


/s/ Christopher E. Kubasik       Vice President and Controller              July 20, 2000
----------------------------     (Principal Accounting Officer)
Christopher E. Kubasik*

     The registration statement also has been signed on the date indicated by the following directors, who constitute a majority of the Board of Directors:

  Norman R. Augustine*      Louis R. Hughes*
  Marcus C. Bennett*        Caleb B. Hurtt*
  Lynne V. Cheney*          Gwendolyn S. King*
  Vance D. Coffman*         Eugene F. Murphy*
  James F. Gibbons*         James R. Ukropina*
  Edward E. Hood, Jr.*      Douglas C. Yearley*

By:  /s/ Marian S. Block
     -----------------------
     *Marian S. Block             August 3, 2000
     (Attorney-in-fact**)

**By authority of Powers of Attorney filed with this registration statement.

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethesda, state of Maryland.


                                       COMSAT CORPORATION
                                       SAVINGS AND PROFIT-SHARING PLAN

Date:  August 3, 2000                  /s/ Joan Kelly
       ----------------                ------------------------------
                                       By: Joan Kelly
                                       Plan Administrator
                                       Vice President, Human Resources

EXHIBIT INDEX

Exhibit
Number    Description
------    -----------

4 COMSAT Corporation Savings and Profit-Sharing Plan (Restated effective January 1, 1995).

5 Opinion of Counsel regarding the legality of the common stock to be issued.

23.1      Consent of Ernst & Young LLP, Independent Auditors.

23.2      Consent of Deloitte & Touche LLP, Independent Auditors.

23.3      Consent of Counsel (included in Exhibit 5).

24        Powers of Attorney.